PATCH ENERGY INC.

November 7, 2003

Fairchild International Corporation
Suite 1220, Park Place
666 Burrard Street
Vancouver, B.C.
V6C 2X8

Dear Sirs:

Re: NAFTOGAZ

This letter will serve to confirm that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Patch Energy Inc. ("Patch") has agreed to negotiate in good faith with Fairchild International Corporation ("Fairchild") for the purposes of giving Fairchild the opportunity to participate in any ventures to which Patch may become a party arising out of Patch's relationship with NAFTOGAZ, the Ukranian State oil company.

Yours truly,

PATCH ENERGY INC.

/s/ David Stadnyk

Per: _____________________
David Stadnyl